Exhibit 99.1

Cvent To Be Acquired By Blackstone in $4.6 Billion Transaction

Purchase Price of $8.50 Per Share Represents a 52% Premium Over 90-day VWAP of Unaffected Share Price

Tysons, Va. – March 14, 2023 – Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), an industry-leading meetings, events and hospitality technology provider, today announced that it has entered into a definitive agreement to be acquired by an affiliate of private equity funds managed by Blackstone (“Blackstone”) in a transaction valued at an enterprise value of approximately $4.6 billion.

Under the terms of the agreement, Cvent stockholders will receive $8.50 per share in cash, representing a premium of 52 percent to the volume weighted average share price over the 90 days prior to January 30, 2023 – the day before media reports of a potential transaction were published. A wholly owned subsidiary of the Abu Dhabi Investment Authority (ADIA) will be a significant minority investor alongside Blackstone as part of the transaction.

Cvent’s comprehensive suite of technology solutions powers the entire event management process to maximize the impact of events. Cvent has approximately 22,000 customers globally in the corporate, non-profit, higher education and hospitality sectors as of December 31, 2022. Since its founding in 1999, Cvent has helped manage more than 5 million events, and lists over 302,000 hotels and venues as of December 31, 2022 on the Cvent Supplier Network, an online platform with tools to search, negotiate and contract with hotels and venues for event space.

“We are excited to share this announcement and look forward to our next chapter alongside the Blackstone team,” said Reggie Aggarwal, founder and CEO of Cvent. “As one of the world’s largest private equity firms, Blackstone brings deep expertise in the event and hospitality industry, and with their backing, we plan to continue to invest in our business and deliver the innovative solutions that meet our customers’ needs and power the meetings and events ecosystem.”

David Schwartz, a Senior Managing Director at Blackstone, said: “The continued events and travel recovery is one of Blackstone’s highest-conviction investment themes. Given our extensive experience in the hospitality, events and real estate sectors, we believe Blackstone is well positioned as a growth partner for this exceptional business.”

Martin Brand, Head of North America Private Equity and Global Co-Head of Technology Investing at Blackstone, added: “Cvent is an industry leader and we are excited to partner with their management team to continue the firm’s innovation and deliver world-class technology solutions to customers in the event and hospitality space.”

In connection with the transaction, Vista Equity Partners (“Vista”), a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, and majority stockholder of Cvent, has agreed to invest a portion of its proceeds as non-convertible preferred stock in financing for the transaction.

“Since Vista first invested, Cvent has undertaken considerable business transformation and has been a testament to how we partner with founders like Reggie to help their businesses scale and thrive,” said Monti Saroya, Chairman of the Cvent Board of Directors, Co-Head of the Vista Flagship Fund and Senior Managing Director. “The newly digitized events landscape, coupled with Cvent’s strong existing customer base and commitment to innovation, has provided a new growth vector in a post-COVID world. We look forward to seeing the company continue to execute on the opportunities ahead of it.”

Certain Terms, Approvals and Timing

Following the recommendation of a special committee composed entirely of independent and disinterested directors, the Cvent Board of Directors unanimously approved the merger agreement. The transaction is expected to close mid-year 2023, subject to the satisfaction of customary closing conditions, including receipt of approval by Cvent’s stockholders and required regulatory approvals. Upon completion of the transaction, Cvent’s common stock will no longer be publicly listed, and Cvent will become a privately held company.

Blackstone has received a fully committed $1.0 billion credit facility as part of the financing of this transaction.

Advisors

Qatalyst Partners is acting as financial advisor to Cvent, and Kirkland & Ellis LLP is acting as legal counsel to Cvent.

J.P. Morgan Securities LLC is acting as financial advisor to the Special Committee, and Goodwin Procter LLP is acting as legal counsel to the Special Committee.

Simpson Thacher & Bartlett LLP is acting as legal counsel to Blackstone, and Evercore, Morgan Stanley & Co. LLC and UBS are acting as financial advisors to Blackstone.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events and hospitality technology provider with approximately 4,900 employees and approximately 22,000 customers worldwide as of December 31, 2022. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions and attendee engagement. Cvent’s suite of products automate and simplify the event management lifecycle and maximize the impact of in-person, virtual and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com. From time to time, we plan to utilize our investor relations website, investors.cvent.com, as a channel of distribution for material company information.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-term value for our investors, the companies we invest in and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $975 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, Twitter and Instagram.

About Vista Equity Partners

Vista is a leading global investment firm with more than $95 billion in assets under management as of September 30, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on Twitter, @Vista_Equity.

Forward-Looking Statements

This communication contains and Cvent Holding Corp.’s (the “Company”) other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed merger with Blackstone (the “Merger”) may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with Blackstone (the “Merger Agreement”), including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, including hotels and venues, in light of the proposed Merger; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed Merger; (ix) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiii) the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; (xiv) uncertainty as to timing of completion of the proposed Merger; (xv) risks that the benefits of the merger are not realized when and as expected; and (xvi) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2022, and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving the Company and Blackstone. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.cvent.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at CventIR@ircinc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2022 annual proxy statement filed with the SEC on April 8, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Investor Contact:

CventIR@icrinc.com

Media Contacts:

For Cvent

TJ White

(212) 446-1865

twhite@sloanepr.com

and

Erica Stoltenberg

(517) 378-6240

estoltenberg@cvent.com

For Blackstone

Matthew Anderson

(518) 248-7310

Matthew.Anderson@blackstone.com

For Vista Equity Partners

Brian W. Steel

media@vistaequitypartners.com

(212) 804-9170

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